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                                                                    EXHIBIT 12.1

                          NABISCO GROUP HOLDINGS CORP.

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
          AND PREFERRED STOCK DIVIDENDS/DEFICIENCY IN THE COVERAGE OF
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        BY EARNINGS BEFORE FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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
                                                               THREE MONTHS
                                                                   ENDED
                                                              MARCH 31, 2000
                                                              ---------------
Earnings before fixed charges:
  Income before income taxes................................       $ 97
  Less minority interest in pre-tax income..................         19
                                                                   ----
  Adjusted income before income taxes.......................         78
  Interest and debt expense.................................         72
  Interest portion of rental expense........................          8
                                                                   ----
Earnings before fixed charges...............................       $158
                                                                   ====
Combined fixed charges and preferred stock dividends:
  Interest and debt expense.................................       $ 72
  Interest portion of rental expense........................          8
  Capitalized interest......................................          1
  Preferred stock dividends.................................         --
                                                                   ----
    Total fixed charges and preferred stock dividends.......       $ 81
                                                                   ====
Ratio of earnings to combined fixed charges and preferred
stock dividends.............................................       1.95
                                                                   ====
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